Exhibit (d)(11)

SUPPLEMENT TO

INVESTMENT MANAGEMENT AGREEMENT

PIMCO ETF Trust

650 Newport Center Drive

Newport Beach, California 92660

May 8, 2017

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE: PIMCO Low Duration Active Exchange-Traded Fund (the “Fund”)

Dear Sirs:

As provided in the Investment Management Agreement between PIMCO ETF Trust (the “Trust”) and Pacific Investment Management Company LLC (“PIMCO”), dated April 24, 2009 (the “Agreement”), Schedule A to the Agreement sets forth the series of the Trust for which the Agreement has been approved (collectively, the “Funds”), under the same terms and conditions as set forth in the Agreement, and the fee rates for the Funds, as may be amended from time to time.

The Trust and PIMCO hereby agree to amend Schedule A as of the date hereof to reflect a change to the Fund’s name and a reduction in the Fund’s management fee rate. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

Schedule A

Schedule to Investment Management Agreement

PIMCO ETF Trust

As of May 8, 2017

Investment Management Fee Rates (%)

Fund	Fee#

PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	0.55
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO Diversified Income Active Exchange-Traded Fund	0.85
PIMCO Enhanced Low Duration Active Exchange-Traded Fund	0.46
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	0.35
PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar-Hedged)	0.60
PIMCO Fundamental IndexPLUS® AR Active Exchange-Traded Fund	0.89
PIMCO Global Advantage® Inflation-Linked Bond Active Exchange-Traded Fund	0.60
PIMCO Government Limited Maturity Active Exchange-Traded Fund	0.25
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund	0.55
PIMCO Inflation-Linked Active Exchange-Traded Fund	0.47
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	0.35
PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund	0.92
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	0.20
PIMCO Low Duration Investment Grade Corporate Bond Active Exchange-Traded Fund	0.60
PIMCO Prime Limited Maturity Active Exchange-Traded Fund	0.25
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	0.35
PIMCO Total Return Active Exchange-Traded Fund	0.55

#

Each Fund may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio IV, each a series of PIMCO Funds (the “PAPS Short-Term Floating NAV Portfolios”). The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a PAPS Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PAPS Short-Term Floating NAV Portfolio, and its wholly-owned subsidiary (if any), under the investment management agreement with PIMCO.

If the foregoing correctly sets forth the Agreement between the Trust and PIMCO, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO ETF TRUST

By:	/s/ Henrik Larsen
Name:	Henrik Larsen
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter Strelow
Name:	Peter Strelow
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio IV

By:	/s/ Henrik Larsen
Name:	Henrik Larsen
Title:	Vice President